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                                                                 EXHIBIT 10.1(5)

                 Patriot American Hospitality Partnership, L.P.

                              Fourth Amendment to
                          Second Amended and Restated
                        Agreement of Limited Partnership


     This Fourth Amendment is made as of September 30, 1997 by PAH GP, Inc., a Delaware corporation, as general partner (the "General Partner") of Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Partnership"), and as attorney-in-fact for each of the limited partners of the Partnership (collectively, the "Limited Partners") for the purpose of amending the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 11, 1997, as amended to date (the "Partnership Agreement"). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

     WHEREAS, it is necessary and desirable to impose certain restrictions on the exercise of the redemption rights granted under the Partnership Agreement so that the Partnership may avoid treatment as a publicly traded partnership, and the General Partner is authorized pursuant to Article III and Section 8.05(f) of the Partnership Agreement to make such amendments; and

     WHEREAS, the General Partner desires to make certain other conforming amendments in connection with the foregoing, which amendments may be made in the General Partner's discretion pursuant to Section 11.01 of the Partnership Agreement.

     NOW, THEREFORE, the General Partner undertakes to implement the following amendments to the Partnership Agreement:

Section 1.   Amendments to Text of Partnership Agreement.
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A.   Article I, Defined Terms, is amended to add the following definitions of
"Deferred Cash Amount," "Deferred Redemption Right," "LP Unit Percentage," "Notice 88-75," and "Private Transfer."

             "Deferred Cash Amount" means an amount of cash per Partnership Unit equal to the value of the REIT Shares Amount on the Specified Redemption Date. The value of the REIT Shares Amount on the date of such valuation shall be determined in the manner provided in the definition of "Cash Amount."

             "Deferred Redemption Right" has the meaning provided in Section 8.05(i) hereof.

             "LP Unit Percentage" means a percentage of the total interests in Partnership capital or Partnership profits determined without regard to Partnership Units held by the General Partner and any other person related to the General Partner within the
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     meaning of Section 267(b) or 707(b)(1) of the Code (and after applying the rules of Section 856(i) of the Code), all as determined under Regulations
     Section 1.7704-1(k) and Section II.F of Notice 88-75 using any reasonable method selected by the General Partner. Notwithstanding the foregoing, in the event that the General Partner and the persons related to the General Partner described above own 10% or less of the interests in the Partnership's capital and profits, then the interests of the General Partner and such persons shall not be disregarded in computing the LP Unit Percentage.

          "Notice 88-75" means IRS Notice 88-75, 1988-2 C.B. 386, regarding certain safe harbors from treatment as a publicly traded partnership.

          "Private Transfer" means a Transfer described in one of the following clauses:

                    (i) A Transfer in which the basis of the Partnership Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor Partner or is determined under Section 732 of the Code;

                    (ii)   A Transfer at death;

                    (iii) A Transfer between members of a family as defined under Section 267(c)(4) of the Code, (i.e., to the Partner's brother,
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          sister (by whole or half blood), spouse, ancestor or lineal descendant);

                    (iv) A Transfer involving a distribution from a retirement plan qualified under Section 401(a) of the Code; or

                    (v) A Transfer that, when aggregated with other Transfers by the Partner during any 30 calendar day period, represents a Transfer of Partnership Units representing an LP Unit Percentage of more than five percent (5%).

          The foregoing definition of "Private Transfer" is intended to include only such Transfers as would be disregarded in determining whether Partnership Units are readily tradable on a secondary market or the substantial equivalent thereof pursuant to Treasury Regulations
          Section 1.7704-1(e) (i), (ii), (iii), (v) and (vi) and pursuant to
          Section II.B of Notice 88-75, and shall be construed and administered in accordance therewith. The General Partner may modify this definition of Private Transfer from time to time in its discretion to ensure that the terms of the definition comply and continue to comply with such requirements.

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B.   Article I, Defined Terms, is amended to replace the definition of
"Redeeming Partner" with the following definition.  All other terms defined in
Article I shall remain in full force and effect.

          "Redeeming Partner" has the meanings provided in Sections 8.05(a) and 8.05(i) hereof, as the context so requires.

C. Article VIII, Rights and Obligations of the Limited Partners, shall be amended to replace the first phrase of the first sentence of Section 8.05(a) with the following phrase:

               "Subject to Sections 8.05(b) through 8.05(j),"

D. Article VIII, Rights and Obligations of the Limited Partners, shall be amended to replace the final proviso of Section 8.05(e) with the following proviso:

          "provided, that any such redemption shall be effected by the Partnership in the form of the Cash Amount or the Deferred Cash Amount (as applicable) and shall be subject to any other restrictions imposed on the exercise by a Limited Partner of the Redemption Right and Deferred Redemption Right as set forth in this Section 8.05."

E. Article VIII, Rights and Obligations of the Limited Partners, shall be amended to add paragraphs (i) and (j) to section 8.05, as follows:

               (i) Deferred Redemption Rights.  Subject to certain other
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     provisions of this Article VIII as provided below, each Limited Partner, other than PAH LP, shall have the right (the "Deferred Redemption Right"), on or after the first anniversary of the date on which he acquires Partnership Units (or such later or earlier date as shall be determined in the sole and absolute discretion of the General Partner at the time of the issuance of the Partnership Units), to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in a form of the Deferred Cash Amount to be paid by the Partnership. The Deferred Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Deferred Redemption Right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the Company and/or the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.05(b) (as modified by the next succeeding paragraph of this Section 8.05(i)); and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Deferred Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner, unless the General Partner consents, in its sole discretion. The

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     Redeeming Partner shall have no right, with respect to any Partnership
     Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

     The foregoing Deferred Redemption Right shall be subject to the provisions of Section 8.05(b), reading "Deferred Redemption Right" for "Redemption Right" and "Deferred Cash Amount" for "Cash Amount"; provided that if the General Partner and/or the Company shall elect to exercise its right to purchase Partnership Units under Section 8.05(b) with respect to a Notice of Redemption under this Section 8.05(i), the General Partner and/or the Company shall not be required to so notify the Redeeming Partner until five Business Days prior to the Specified Redemption Date. The foregoing Deferred Redemption Right shall also be subject to the provisions of Sections 8.05(c), 8.05(d), 8.05(e), 8.05(f), 8.05(g) and 8.05(h), also reading "Deferred Redemption Right" for "Redemption Right" and "Deferred Cash Amount" for "Cash Amount" where the context requires. The foregoing Deferred Redemption Right also shall be subject to Section 8.05(j).

     The foregoing Deferred Redemption Right is intended to comply with the requirements of Regulations Section 1.7704-1(f) and Section II.E.1 of Notice 88-75 and shall be construed and administered in accordance therewith. The General Partner may modify the Deferred Redemption Right from time to time in its discretion to ensure that the terms of the Deferred Redemption Right comply and continue to comply with such requirements.

               (j)  Restrictions on Exercise of Redemption Right and Deferred
                    ---------------------------------------------------------
     Redemption Right.
     ----------------

                    (i) Notwithstanding the provisions of Sections 8.05(a) and 8.05(b), a Limited Partner shall be entitled to exercise the Redemption Right only if the redemption or purchase of the Limited Partner's Partnership Units would constitute a Private Transfer (within the meaning of clause (v) of the definition of Private Transfer).

                    (ii) Notwithstanding the provisions of Sections 8.05(i) and 8.05(b), a Limited Partner shall be entitled to exercise the Deferred Redemption Right only if (x) the redemption or purchase of the Limited Partner's Partnership Units would constitute a Private Transfer (within the meaning of clause (v) of the definition of Private Transfer) or (y) the number of Partnership Units to be purchased or redeemed, when aggregated with other Transfers of Partnership Units within the same taxable year of the Partnership (but not including Private Transfers), would constitute an LP Unit Percentage of ten percent (10%) or less.

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                    (iii)  The General Partner may establish such policies and procedures as it may deem necessary or desirable in its sole discretion to administer the 10% LP Unit Percentage limit set forth in subparagraph (ii) above, including without limitation imposing further limitations on the number of Partnership Units with respect to which the Deferred Redemption Right may be exercised to coordinate the exercise of the Deferred Redemption Right with the limitations on Transfers set forth in Section 9.02(e) and by establishing procedures to allocate the ability to exercise the Deferred Redemption Right among the Limited Partners and over the course of any taxable year.

                    (iv) The restrictions set forth in this Section 8.05(j) shall continue in effect until such time as the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Section 7704 of the Code, in the absence of such restrictions, as determined by the General Partner in its
          discretion.   The restrictions set forth in this Section 8.05(j),
          together with the restrictions on the Transfer of Partnership Units set forth in Section 9.02, are intended to limit transfers of interests in the Partnership in such a manner as to permit the Partnership to qualify for the safe harbors from treatment as a publicly traded partnership set forth in both Treasury Regulations Sections 1.7704-1(d), (e), (f) and (j) and Sections II.B, II.C.2 and II.E.1 of Notice 88-75 and shall be construed and administered in accordance therewith. The General Partner may modify the restrictions set forth in this Section 8.05(j), and the provisions of Section 9.02, from time to time in its discretion to ensure that the Partnership complies and continues to comply with such requirements.

F. Article IX, Transfers of Limited Partnership Interests, shall be amended to replace the first sentence of Section 9.02(a) with the following:

     Subject to Sections 9.02(b) through 9.02(e), a Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest or any of such Limited Partner's economic rights as a Limited Partner, whether voluntarily (including by exercise of any redemption or conversion rights) or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") with or without the consent of the General Partner; provided however that upon Transfer of
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     any Preferred Units, the holder thereof shall not be entitled to the additional UBTI Adjuster distribution as set forth in Section 5.08(b).

G. Article IX, Transfers of Limited Partnership Interests, shall be amended to redesignate Section 9.02(e) as Section 9.02(f) and to insert the following new
Section 9.02(e):

               (e) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, unless (i) the Transfer is a Private Transfer, (ii) the Transfer is a redemption or sale permitted by the provisions of Section 8.05, or

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     (iii) the Transfer satisfies both of the following tests, (x) when aggregated with other Transfers of Partnership Units within the same taxable year of the Partnership (but not including Private Transfers or Transfers pursuant to exercises of the Deferred Redemption Right), the Transfer would constitute an LP Unit Percentage of two percent (2%) or less, and (y) when aggregated with other Transfers of Partnership Units within the same taxable year of the Partnership (but not including Private Transfers), the Transfer would constitute an LP Unit Percentage of ten percent (10%) or less. The General Partner may establish such policies and procedures as it may deem necessary or desirable in its sole discretion to administer the 2% and 10% LP Unit Percentage limits set forth in the foregoing subclause (iii) in the manner described in Section 8.05(j)(iii). Solely for purposes of this Section 9.02(e), the term "Transfer" shall not include (except as provided in the following clause) the mere pledge, hypothecation or grant of a security interest in a Partnership Unit, but shall include any transfer of a Partnership Unit within the meaning of Treasury Regulations Section 1.7704-1(a)(3) (other than transfers that have not been recognized by the Partnership) or any transaction treated as a transfer for purposes of Notice 88-75. The restrictions set forth in this
     Section 9.02(e) shall continue in effect until such time as the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Section 7704 of the Code, as determined by the General Partner in its discretion.

Section 2.     Effective Date.  The amendments to the text of the Partnership
               --------------
Agreement provided in Section 1 of this Fourth Amendment shall take effect as of the date first set forth above. Except as amended by Section 1 of this Fourth Amendment, the terms of the Agreement shall remain in full force and effect.

Section 3.     Defined Terms.  Capitalized terms used without definition in this
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Fourth Amendment shall have the meanings set forth in the Partnership Agreement.

Section 4.     Partnership Agreement.  The Partnership Agreement and this Fourth
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Amendment shall be read together and shall have the same effect as if the provisions of the Partnership Agreement and this Fourth Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this Fourth Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof.

                                 [End of Page]

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   IN WITNESS WHEREOF, the General Partner has executed this Fourth Amendment as of the date first written above.

                                    GENERAL PARTNER

                                    PAH GP, INC.


                                    /s/  William W. Evans III
                                    ------------------------------------
                                    By:  William W. Evans III
                                    Its: President


                                    LIMITED PARTNERS

                                    By:  PAH GP, Inc. as attorney-in-fact
                                         for each of the Limited Partners


                                    /s/  William W. Evans III
                                    ------------------------------------
                                    By:  William W. Evans III
                                    Its: President

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